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         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                        FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
    Date of Report (Date of earliest event reported) July 30, 1999

                         LPR CYBERTEK, INC.
             (Exact name of registrant as specified in its charter)

     Colorado                                       84-1316284

(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization                   Identification Number

19000 E. Mansfield Drive, Aurora, CO                       80013
 (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (303) 680-1593


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Item 1. Changes in Control of Registrant - On July 30, 1999, the
Registrant entered into an Agreement and Plan of Reorganization with ThermoElastic Technologies, Inc., a Delaware corporation
"ThermoElastic".   Pursuant to the Agreement and Plan of
Reorganization, ThermoElastic will be merged into the Registrant. All current shareholders of ThermoElastic will be exchanged for 134,822 Common Shares, 666,400 Class A Warrants, 666,400 Class B Warrant and 100,000 options to purchase Common Shares of the Registrant at $1.00 per Common Share.

Additionally, on July 15, 1999, certain shareholders of the Registrant sold 15,766,629 Common Shares (representing 91.67% of the outstanding Common Shares)to designees of ThermoElastic resulting in a change in control in the Registrant.

Item 2. Acquisition or Disposition of Assets. - None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. None

Item 6. Resignation of Registrant's Directors. None

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. To be supplied via an amendment no later than October 14, 1999
(b) Pro forma financial information. To be supplied via an amendment no later than October 14, 1999

Exhibits.

   Agreement and Plan of Reorganization dated July 30, 1999

Item 8. Change in Fiscal Year. None



                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LPR Cybertek, Inc. (Registrant)

By: /s/ Patrick R. Lalande, President
        ----------------------------
        Patrick R. Lalande

Date: August 14, 1999